Exhibit-10.54
FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO REAL ESTATE SALES CONTRACT (this “Amendment”) is made as of this 26th day of March, 2008 by and between Midwest Bank and Trust Company, an Illinois banking corporation (“Seller”), and NMD Investments LLC, an Illinois limited liability company (“Purchaser”).
W I T N E S S E T H
     WHEREAS, Seller and PGG LLC, an Illinois limited liability company (“PGG”)entered into that certain Agreement of Purchase and Sale dated as of March 10th, 2008 (the “Contract”), for the sale and purchase of certain real estate commonly known as (1) 1601-21 North Milwaukee, Chicago, Illinois, which is improved with a bank building and vacant lot (collectively, the “Milwaukee Property”), and (2) 1611-1617 North Damen Avenue, Chicago, Illinois, which consists of four (4) vacant lots (the “Damen Property”);
     WHEREAS, on March 25, 2008, the PGG assigned the Contract to Purchaser; and
     WHEREAS, the Purchaser and Seller have agreed to amend and revise certain provisions of the Contract as hereinafter set forth.
     NOW, THEREFORE, for and in consideration of the foregoing and for additional consideration, the adequacy and receipt of which is hereby acknowledged, the parties agree as follows:
     1. The above recitals are hereby incorporated by reference.
     2. Paragraph 2 of the Contract shall be amended to reflect that the Purchase Price shall be allocated as follows: The Purchase Price of the Milwaukee Property shall be $12,350,000.00 and the Purchase Price for the Damen Property shall be $6,000,000.00.
     3. Except as modified herein, the remaining terms and conditions of the Contract, as amended, shall remain unmodified and in full force and effect.
     4. This Amendment may be executed in counterparts and by facsimile capable of issuing a confirming receipt. Each such counterpart and facsimile when taken together shall be considered the entire Amendment to the Contact.
     5. Each individual executing this Amendment represents and warrants to the others that he or she is duly authorized to execute and deliver this Amendment on behalf of the party for whom he or she is executing and that such execution is binding upon such party.
     6. In the event of any conflict between this Amendment and the Contract, this Amendment shall govern and control. Capitalized terms not otherwise defined herein are given the definitions ascribed to them in the Contract.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year above written.

SELLER:		PURCHASER:

MIDWEST BANK AND TRUST COMPANY, an Illinois banking corporation		NMD INVESTMENTS LLC, an Illinois limited liability company

By:	/s/ Bruno P. Costa	By:	/s/ Terry H. Upton
Name:	Bruno P. Costa	Name:	Terry H. Upton
Title:	Executive Vice President	Title:	Member